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                                                                    EXHIBIT 23.2

                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation in this Registration Statement on Form S-1 of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated January 29, 1999, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in the company's annual report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Registration Statement.



                                              /s/ RYDER SCOTT COMPANY, L.P.

                                              RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 4, 2000